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                                                                  EXHIBIT 3.5(a)

                            CERTIFICATE OF FORMATION

                                       OF

                       CONTINENTAL PLASTIC CONTAINERS LLC

      The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

      FIRST: The name of the limited liability company (hereinafter called the "Limited Liability Company") is Continental Plastic Containers LLC.

      SECOND: The address of the registered office and the name and the address of the registered agent of the Limited Liability Company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805-1297.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 18th day of June, 1999.


                                        By: /s/ Kevin R. Shook
                                            ------------------------------------
                                            Name: Kevin R. Shook
                                            Title: Organizer